As filed with the Securities and Exchange Commission on December 20, 1999

                                               Registration No. 333-92591______
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                         Post Effective Amendment No. 1


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          WAVERIDER COMMUNICATIONS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

            Nevada                                           33-0264030
-------------------------------                 -------------------------------
(State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                                Number)


255 Consumers Road, Suite 500 Toronto, Ontario Canada M2J 1R4    (416) 502-3200
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              (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                              T. SCOTT WORTHINGTON
         255 Consumers Road, Suite 500, Toronto, Ontario Canada M2J 1R4
                 (416) 502-3200 / Facsimile No.: (416) 502-2968
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
            One Post Office Square, Boston, Massachusetts 02109-2170
                 (617) 832-1000 / Facsimile No.: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable from time to time after the Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed        Proposed
                                                                          Maximum         maximum        Amount of
             Title of each class of                 Amount to be       offering price    aggregate     registration
           Securities to be registered               Registered          per share       offering           fee
 ------------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par value (1)                    12,157,777         $1.66 (2)       $20,181,909
 Warrants to purchase 3,925,925 shares of
    Common Stock (3)                                   3,925,925           $0.05            $196,296
 Underwriter's Warrants                                  444,444           $0.01              $4,444
 Total                                                                                   $20,382,649     $5,675 (4)

(1)  Includes  4,370,370  shares of  Common  Stock  issuable  upon  exercise  of
     Warrants and Underwriters' Warrants and 380,000 shares of Common Stock issuable upon exercise of Warrants by certain selling shareholders.
(2) Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the above calculation is based on the closing bid price reported on the OTC Bulletin Board on December 8, 1999
(3)  Includes 222,222 warrants issuable upon exercise of Underwriters' Warrants.
(4) $6,960,000 of shares of Common Stock was previously registered on Registration Statement No. 333-86251, and a fee of $1,935 was paid in connection therewith.
     In accordance with Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares of WaveRider's common stock, $0.001 par value, as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as set forth in WaveRider's Articles of Incorporation and the terms of the warrants referred to above.

This Amendment is filed under Rule 462(d) to amend Part II of the Registration Statement solely to add certain exhibits.

                                    PART II
Item 16. Exhibits

Exhibit
No.      Description

3.1      Articles of  Incorporation  of WaveRider,  incorporated by reference to
         Exhibit 3.1 registration statement on Form S-18, File no. 33-25889-LA.

3.2 Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the annual report on Form 10-KSB for the year ended December 31, 1996.

3.3 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 8th, 1993, incorporated by reference to Exhibit 3.3 to the quarterly report on Form 10-QSB for the period ended September 30th, 1994.

3.4 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 25th, 1993, incorporated by reference to Exhibit 2(d) to the registration statement on Form 8-A, File No. 0-25680.

3.5 Certificate of Amendment to the Articles of Incorporation of WaveRider filed with the Nevada Secretary of State on March 25th, 1995, incorporated by reference to Exhibit 2(e) to registration statement on Form 8-A, File no. 0-25680.

3.6 Certificate of Amendment to the Articles of Incorporation of the Company, designating the Series A Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on March 24th, 1997, incorporated by reference to Exhibit 3.6 on Form 10KSB for the year ended December 31, 1996.

3.7 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997.

3.8 Certificate of Amendment to the Memorandum of WaveRider changing the name to WaveRider Communications Inc., filed with the Nevada Secretary of State on May 27, 1997.

4.1      Specimen common stock certificate, incorporated by reference to Exhibit
         4.1 to registration statement on Form S-18, File no. 33-25889-LA.

4.2      Specimen   Class  A  Common   Stock   Purchase   Warrant   Certificate,
         incorporated by reference to Exhibit 4.2 on Form 10KSB for the year ended December 31, 1996.

4.3      Specimen   Class  B  Common   Stock   Purchase   Warrant   Certificate,
         incorporated by reference to Exhibit 4.3 on Form 10KSB for the year ended December 31, 1996.

4.4      Specimen   Class  C  Common   Stock   Purchase   Warrant   Certificate,
         incorporated by reference to Exhibit 4.4 on Form 10KSB for the year ended December 31, 1996.

4.5      Specimen   Class  D  Common   Stock   Purchase   Warrant   Certificate,
         incorporated by reference to Exhibit 4.5 on Form 10KSB for the year ended December 31, 1996.

4.6 Warrant Terms dated February 10th, 1997, relating to the Class A, Class B, Class C and Class D, Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.6 on Form 10KSB for the year ended December 31, 1996.

4.7      Warrant  Terms  dated  April 15,  1998,  relating to the Class E Common
         Stock Purchase Warrants, incorporated by reference to Exhibit 4.7 on Form 10KSB for the year ended December 31, 1998.

4.8 Warrant Terms dated June 11, 1998, relating to the Class F Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.8 on Form 10KSB for the year ended December 31, 1998.

4.9 Warrant Terms dated December 15, 1998, relating to the Class G Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.9 on Form 10KSB for the year ended December 31, 1998.

4.10 Warrant Terms dated December 29, 1998, relating to the Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.10 on Form 10KSB for the year ended December 31, 1998.

4.11 Warrant Terms dated June 30, 1999, relating to the Class H Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.11 on Form S-3, File No. 333-82855.

4.12 Warrant Terms dated October 18, 1999, relating to the Common Stock Purchase Warrants, incorporated by reference to Exhibit 10.1 and 10.2 in Form 10-Q for the quarter ended September 30, 1999.

4.13     Specimen Common Stock Purchase Warrant Certificate

4.14     Specimen Underwriters' Warrant Certificate

5.1      Opinion of Foley, Hoag & Eliot LLP.

10.1 Agreement dated February 2nd, 1997, between Ray Hoag and WaveRider, incorporated by reference to Exhibit 10.2 on Form 10KSB for the year ended December 31, 1996.

10.2 Agreement dated February 2nd, 1997, between C. Jeremy Renton and WaveRider, incorporated by reference to Exhibit 10.21 on Form 10KSB for the year ended December 31, 1996.

10.3 Stock Option Agreement dated January 22nd, 1997 between WaveRider and Charlie Rodriguez, incorporated by reference to Exhibit 10.22 on Form 10KSB for the year ended December 31, 1996.

10.4     Stock Option  Agreement dated January 22nd, 1997 between  WaveRider and
         C. Jeremy Renton, incorporated by reference to Exhibit 10.23 on Form 10KSB for the year ended December 31, 1996.

10.5 Stock Option Agreement dated January 22nd, 1997, between WaveRider and Ray Hoag, incorporated by reference to Exhibit 10.24 on Form 10KSB for the year ended December 31, 1996.

10.6 Share Exchange Agreement executed the 13th day of May, 1997 between WaveRider and the shareholders of Major Wireless Communications Inc., ("Major Wireless"), with respect to the purchase by the Company of all the issued and outstanding shares in the capital stock of Major Wireless, incorporated by reference to Exhibit 2.1 in Form 8-K filed May 29, 1997.

10.7 Agreement supplemental to the Share Exchange Agreement executed the 13th day of May, 1997 (see 10.6 supra) incorporated by reference to
         Exhibit 10.1 in Form 8-K filed May 29, 1997.

10.8     Employee Stock  Compensation  (1997) Plan  incorporated by reference to
         Exhibit 99 in Form S-8 filed August 29th, 1997.

10.9 Employee Stock Option (1997) Plan incorporated by reference to Exhibit 99 in Form S-8 filed August 29th, 1997.

10.10 Employment Agreement between WaveRider and D. Bruce Sinclair dated November 18, 1997 incorporated as Exhibit 10.10 to WaveRider's annual report on Form 10-KSB, for the year ended December 31, 1997.

10.11 Convertible Debenture Agreement between WaveRider and International Advisory Services Ltd. and Wyndel Consulting Ltd. Dated December 15, 1998, incorporated by reference to Exhibit 10.11 of Form S-3, File No. 333-70821.

10.12 Letter of termination of the Convertible Debenture Agreement, dated January 8, 1999, incorporated by reference to Exhibit 10.11 of Form S-3, File No. 333-70821.

10.13 Common Stock Purchase Agreement between WaveRider and Sovereign Partners LP and Canadian Advantage Limited Partnership, dated December 31, 1998, including the exhibits to such agreement, incorporated by reference to Exhibit 10.13 on Form S-3, File No. 333-70821.

10.14 Amendment to the Common Stock Purchase Agreement between WaveRider and Sovereign Partners LP and Canadian Advantage Limited Partnership, dated June 14, 1999, incorporated by reference to Exhibit 10.14 on Form S-3, File No. 333-82855.

10.15 Merger Agreement between WaveRider Communications Inc and TTI Merger Inc and Transformation Techniques, Inc. and Peter Bonk, incorporated by reference to Exhibit 10.1 in Form 8-K filed June 30, 1999.

10.16    Employment   agreement   between   Mr.   Peter   Bonk   and   WaveRider
         Communications (USA) Inc., dated June 11, 1999, incorporated by reference to Exhibit 10.2 in Form 8-K filed June 30, 1999.

10.17    Loan  Agreement   between  WaveRider   Communications   Inc.  and  AMRO
         International, S.A. dated October 15, 1999, incorporated by reference to Exhibit 10.1 in Form 10-Q for the quarter ended September 30, 1999.

10.18 Common Stock Purchase Agreement between WaveRider Communications Inc. and Radyr Group Investments dated October 18, 1999, incorporated by reference to Exhibit 10.2 in Form 10-Q for the quarter ended September 30, 1999.

10.19 Underwriting Agreement between WaveRider Communications Inc. and Groome Capital.com Inc. dated December 17, 1999.


23.2     Consent of Johnson, Holscher & Company P.C., independent auditors.

23.3     Consent of PricewaterhouseCoopers LLP, independent accountants.

23.4     Consent  of  Foley,  Hoag & Eliot LLP  (included  in last  sentence  of
         Exhibit 5.1).

24.1     Power of Attorney (contained in the signature page).


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 20, 1999.

                          WAVERIDER COMMUNICATIONS INC.

                                         By:  /s/ D. Bruce Sinclair
                                              D. Bruce Sinclair, President and
                                              Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 20, 1999.

         Signature           Title                                       Date
-------------------------    ------------------------------------------  -----------------
/s/ D. Bruce Sinclair____    President, Chief Executive Officer          December 20, 1999
D. Bruce Sinclair            (Principal Executive Officer) and Director

_____________________        Secretary/Director                          December 20, 1999
Cameron A. Mingay*

_____________________        Director                                    December 20, 1999
Gerry Chastelet*


_____________________        Director                                    December 20, 1999
John Curry*

_____________________        Director                                    December 20, 1999
Guthrie Stewart*

_____________________        Director                                    December 20, 1999
Dennis R. Wing*


                           * By D. Bruce Sinclair - Attorney in fact


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